Exhibit 5.2

June 5, 2019

Sunoco LP

Sunoco Finance Corp.

8111 Westchester Drive

Suite 400

Dallas, Texas 75225

Re:	$600,000,000 (Aggregate Principal Amount of 6.000% Senior
Notes due 2027 and Related Guarantees (respectively, the
“Exchange Securities” and the “Related Guarantees”)

Ladies and Gentlemen:

We have acted as special counsel to Aloha Petroleum, Ltd., a Hawaii corporation (the “Hawaii Guarantor”), in connection with the proposed issuance by Sunoco LP, a Delaware limited partnership, and Sunoco Finance Corp., a Delaware corporation (collectively, the “Issuers”) of the Exchange Securities and the Related Guarantees in an exchange offer for a like principal amount of the Issuers’ outstanding 6.000% Senior Notes due 2027, and Related Guarantees, each issued under an Indenture dated as of March 14, 2019, among the Issuers, the Hawaii Guarantor and the other Guarantors (as defined therein) and U.S. Bank National Association, as trustee (the “Indenture”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2019 (the “Registration Statement”). Except as the context otherwise requires, capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined. This opinion letter is being furnished at the request of the Hawaii Guarantor in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus (the “Prospectus”), other than as expressly stated herein with respect to the issue of the Exchange Securities and the Related Guarantees.

Sunoco LP

Sunoco Finance Corp.

June 5, 2019

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion letter, including the Indenture, the Related Guarantees, and the Articles of Incorporation and Bylaws of the Hawaii Guarantor. With your consent, we have also relied upon certificates and other assurances of an officer or officers of the Hawaii Guarantor as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of Hawaii, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within the State of Hawaii. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Hawaii Guarantor is a validly existing corporation under the laws of the State of Hawaii.

2. The Hawaii Guarantor has the corporate power and authority under its Articles of Incorporation and Bylaws, and under applicable corporate law, to own, lease, and operate its properties and to conduct its business.

3. The Indenture has been authorized by all necessary corporate action of the Hawaii Guarantor and has been duly executed and delivered by the Hawaii Guarantor.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cades Schutte LLP